Exhibit 99.1

News Release

STREAMLINE HEALTH® PROVIDES UPDATE ON FOURTH QUARTER AND FISCAL YEAR END 2013 FINANCIAL RESULTS AND STATUS OF AUDIT AND TIMING OF FISCAL YEAR END FILINGS

ANNUAL REPORT ON FORM 10-K EXPECTED TO BE FILED IN MID TO LATE MAY

Atlanta, GA — April 30, 2014 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance, and improve patient care, today announced that the release of its fourth quarter and fiscal year end 2013 financial results, which ended January 31, 2014, will be reported in mid to late May. The Company’s new auditor is completing the Company’s audit for fiscal year 2013, which is the first year the Company is required to provide an audit of internal controls pursuant to the Sarbanes-Oxley Act, as well as shorter filing deadlines as an accelerated filer.

“Clearly the delays in filing our fiscal year 2013 fourth quarter and year end results are frustrating, but we are committed to providing confidence and transparency in the Company’s financial statements and we are working to ensure that this delay is a one-time only event,” stated Nicholas Meeks, Chief Financial Officer, Streamline Health.  “The issues identified in the course of the audit relate to valuation of stock based compensation, the accounting treatment of the conversion of previously issued convertible preferred stock to common stock in the second half of the fiscal year, recognition of revenue timing, and capitalization of software development.  At this time, we have no reason to anticipate the results of the audit will lead to any material and adverse change in our previously reported yearly results.”

Streamline Health FY 2013 Performance

“While the delay is not ideal, we elected to take this minor delay to assure that the issues noted above were properly addressed to our satisfaction.  Fortunately these outstanding items have nothing to do with the fundamental direction or operations of the company,” stated Robert E. Watson, President and Chief Executive Officer, Streamline Health.  “For example, looking back on 2013, I believe it was another transformational year for our company.  We continued to make great progress in changing this company from the single-solution, perpetual licensed-based revenue company that existed when this management team arrived in early 2011 to a full platform of software-as-a-service based solutions designed to help our clients reduce exposure to risk, enhance their clinical, financial and operational performance and improve patient care.”

In 2013 Streamline Health:

•                  Increased bookings 14% to $21.4 million dollars.  In the fourth quarter new contract bookings were $5.3 million.  In addition, there were $1.3 million in renewals in the quarter and $5.9 million in renewals for the entire fiscal year.

•                  Backlog increased 11% to $56.6 million of which $21.1 million were SaaS-based revenue.  At the end of 2010 the backlog was  $17.6 million, of which $7.4 million were SaaS-based revenue.

•                  Expanded our suite of solutions to include Patient Engagement, via the Unibased Systems Architecture acquisition and Patient Care, via the exclusive license from Montefiore Medical Center.

“We look forward to discussing the specific financial performance of our fourth quarter and fiscal year 2013 by the end of May,” stated Watson.

First Quarter 2014 Performance

In first quarter of fiscal 2014, the Company realized three ‘go-lives’ that are expected to generate recurring revenue beginning primarily in the second quarter of this fiscal year.  The newly acquired solutions from Unibased led to a new sale via one of our distribution partners, and the Company signed several long-term renewals of existing client engagements in the first quarter.

“We view these renewals as a positive commentary on the Company’s value proposition.  The total of net new sales bookings and long term renewal agreements in the quarter exceeded $10 million, and was heavily weighted to renewals.  We provide solutions to many of the largest healthcare enterprises in the country in a very vendor competitive environment— these are organizations that can choose to do business with anyone, and they choose to do business with Streamline Health because our solutions deliver real and demonstrable value and a return on their investment,” continued Watson.

The results for the 2013 fiscal year and the first quarter 2014 are preliminary.  The Company plans to issue complete financial results for the 2013 fiscal year in mid to late May 2014 and for the first quarter 2014 in mid-June 2014.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass™ Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance.  Forward-looking statements contained in this press release include, without limitation, statements regarding 2013 fiscal year and first quarter 2014 financial results and guidance, the timing of the Company’s Form 10-K filing and the release of complete 2013 fiscal year and first quarter 2014 financial results, timeliness of future SEC filings, the results of the Company’s audit of its financial statements for the 2013 fiscal year, backlog, realization and timing of revenue and related expectations and assumptions.

The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, key strategic alliances with vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404)-229-4242

randy.salisbury@streamlinehealth.net